Filed pursuant to Rule 433(d) - Registration Statement No. 333-123108

Nomura Asset Acceptance Corporation
Alternative Loan Trust, Series 2006-AR3
Issuing Entity

Mortgage Pass-Through Certificates,
Series 2006-AR3

$487 Million (+/- 10%)
(Approximate)

Free Writing Prospectus
September 14, 2006

Nomura Asset Acceptance Corporation
Depositor
Commission File Number: 333-132108

Goldman, Sachs & Co.

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling collect 1-212-667-2316.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the collateral pool expected to be used in connection with an offering of asset-backed securities and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

TRANSACTION SUMMARY

Title of Series:	Nomura Asset Acceptance Corporation, Alternative Loan Trust, Series 2006-AR3

Cut-off Date:	September 1, 2006

Closing Date:	On or about September 29, 2006

Investor Settlement Date:	On or about September 29, 2006

Depositor:	Nomura Asset Acceptance Corporation

Underwriters:	Nomura Securities International, Inc. and Goldman, Sachs & Co.

Sponsor:	Nomura Credit & Capital, Inc.

Master Servicer and
Securities Administrator:	Wells Fargo Bank, N.A.

Originators:
The principal originators of the Mortgage Loans are Metrocities Mortgage, LLC, with respect to approximately 17.89% of the Mortgage Loans, Alliance Bancorp, with respect to approximately 14.03% of the Mortgage Loans, Wachovia Mortgage Corporation (“Wachovia”), with respect to approximately --13.34% of the Mortgage Loans and Silver State Mortgage, with respect to approximately 13.04% of the Mortgage Loans. The remainder of the Mortgage Loans was originated by various originators, none of which originated 10% or more of the Mortgage Loans.

Servicers:
With respect to approximately 13.34% of the Mortgage Loans, Wachovia Mortgage Corporation. With respect to approximately 86.66% of the Mortgage Loans, initially, GMAC Mortgage Corporation (“GMACM”, together with Wachovia, the “Servicers”). The Sponsor will retain the right to appoint a successor servicer to GMACM.

Trustee:	HSBC Bank USA, National Association

Custodian:	Wells Fargo Bank, N.A.

Credit Risk Manager:
Portfolio Surveillance Analytics, LLC, as Credit Risk Manager for the trust, will monitor the performance of and make recommendations to each Servicer regarding certain delinquent and defaulted Mortgage Loans serviced by such Servicer. The Credit Risk Manager will rely upon Mortgage Loan data that is provided to it by each Servicer in performing its advisory and monitoring functions.

Swap Provider:	A swap provider having a long-term credit rating of at least “A+” (or the equivalent) from at least one of the rating agencies rating the offered certificates.

Type of Offering:	The offered certificates will be offered from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Form of Registration:	The trust will issue the offered certificates initially in book-entry form through DTC, Clearstream Luxembourg and Euroclear.

Minimum Denomination:	For each class of offered certificates, $25,000 and multiples of $1 in excess thereof.

Distribution Date:	The 25th day of each calendar month beginning in October 2006, or if such day is not a business day, then the following business day.

Record Date:
For each class of offered certificates and for any Distribution Date, the business day preceding the applicable Distribution Date so long as such certificates remain in book-entry form; otherwise the record date shall be the last business day of the month preceding the month in which such Distribution Date occurs.

Last Scheduled Distribution Date:
The Distribution Date in October 2036 will be the last scheduled Distribution Date for the offered certificates. It is possible that the certificate principal balance of any class of offered certificates may not be fully paid or reduced to zero by said date.

Due Period:
For any Distribution Date, the period commencing on the second day of the month preceding the calendar month in which such Distribution Date occurs and ending at the close of business on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and the Mortgage Loans serviced by (i) GMACM, the 14th day of the immediately preceding calendar month (or with respect to the first Prepayment Period, the Closing Date) through the 13th day of the month in which the Distribution Date occurs and (ii) Wachovia, the prior calendar month.

Optional Termination:
At its option, the Master Servicer may purchase all but not less than all of the Mortgage Loans (and all properties acquired by the trust in respect of the Mortgage Loans) in the trust and thereby effect early retirement of the offered certificates if on such Distribution Date the aggregate stated principal balance of the Mortgage Loans (and all properties acquired by the trust in respect of such Mortgage Loans) has been reduced to less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Taxation - REMIC:
For federal income tax purposes, the trust will make multiple real estate mortgage investment conduit (each a “REMIC”) elections, organized in a tiered REMIC structure. The offered certificates (exclusive of any right of the offered certificates to receive payments from the Basis Risk Shortfall reserve account in respect of any Basis Risk Shortfall or the supplemental interest trust, or the obligation to make payments to the supplemental interest trust), the Class P and the Class X Certificates will represent beneficial ownership of “regular interests” in the related REMIC.

The residual certificates will represent the beneficial ownership of “residual interests” in the related REMIC.

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes.

Credit Enhancement Structure:	Senior/subordination, excess spread and overcollateralization.

Interest Rate Swap Agreement:
The offered certificates will also have the benefit of an Interest Rate Swap Agreement. Payments under the Interest Rate Swap Agreement will be available to cover principal and interest losses allocated to the offered certificates, restore or maintain overcollateralization at the required level and pay Basis Risk Shortfalls.

The collateral information contained herein reflects the anticipated September 1, 2006 scheduled balances and is indicative only. It is anticipated that the aggregate mortgage loan principal balance as of the closing date will be different than shown below.

Characteristics of the Mortgage Loans

Current Mortgage Rate*	7.206%
Current Net Mortgage Rate*	6.938%
Cut-off Date Mortgage Loan Principal Balance	$487,015,201.22
Cut-off Date Average Mortgage Loan Principal Balance	$325,980.72
Mortgage Loan Count	1,494
Original Term (months)*	360
Months Since Origination*	3
Stated Remaining Term (months)*	357
Mortgage Loans with Interest Only Terms	89.32%
Mortgage Loans with Remaining Prepay Penalty Terms	66.69%
Original Prepay Penalty Term (months)**	26
Remaining Prepay Penalty Term (months)**	24
Credit Score** ┼	704
Original Loan to Value Ratio*	74.55%
Original Loan to Value Ratio Over 80% Without MI	0.08%
Documentation Type - Full / Alternative	8.63%
Loan Purpose - Purchase / Rate-Term	74.13%
Occupancy Type - Primary / Second Home	77.10%
Property Type - Single Family Residence / PUD	78.99%
California Concentration	42.88%
Months to Next Rate Adjustment*	62
First Periodic Rate Cap*	5.064%
Subsequent Periodic Rate Cap*	1.603%
Lifetime Rate Cap*	5.600%
Gross Margin*	2.690%
Net Margin*	2.422%
Minimum Mortgage Rate*	2.731%
Maximum Mortgage Rate*	12.806%

* Weighted Average
** Non-zero Weighted Average
┼ Credit Scores are not available for eight mortgage loans with an aggregate principal balance of $2,699,894 (approximately 0.55% of the mortgage loans).

Mortgage Programs

	Pct. Of			Months to
	Pool By			Next Rate		First	Subsequent
	Principal	Principal	Gross	Adjustment	Gross	Periodic	Periodic	Lifetime
Program	Balance	Balance	Coupon	Date	Margin	Rate Cap	Rate Cap	Rate Cap
1 MO LIBOR-IO	0.06	268,000.00	8.625	1	2.750	1.000	1.000	1.370
6 MO LIBOR-IO	0.23	1,112,491.00	7.723	2	2.930	1.000	1.000	6.000
1 YR LIBOR	0.06	280,825.69	5.500	2	2.250	2.000	2.000	6.000
2/6 LIBOR	0.65	3,176,495.69	7.923	18	3.899	3.000	1.000	6.110
2/6 LIBOR-IO	8.13	39,572,068.66	7.385	19	2.936	2.998	1.006	5.907
3/1 LIBOR	0.84	4,111,159.84	6.862	34	2.250	2.000	2.000	6.000
3/1 LIBOR-IO	4.08	19,852,368.86	7.025	34	2.250	2.000	2.000	6.000
3/6 LIBOR	0.33	1,602,987.52	7.348	33	3.574	5.159	1.720	5.720
3/6 LIBOR-IO	4.04	19,685,422.87	7.198	31	3.347	4.467	1.585	5.773
5/1 LIBOR	0.19	940,923.60	7.636	56	3.500	5.000	2.000	5.000
5/1 LIBOR-IO	0.95	4,629,962.72	6.895	58	2.654	5.058	2.000	5.058
5/6 LIBOR	6.31	30,728,377.68	7.204	57	2.913	5.564	1.574	5.577
5/6 LIBOR-IO	49.85	242,768,427.47	7.349	58	2.789	5.523	1.536	5.540
7/1 LIBOR	1.01	4,925,381.58	6.803	82	2.250	5.000	2.000	5.000
7/1 LIBOR-IO	4.22	20,529,112.09	6.916	81	2.264	5.000	2.000	5.000
7/6 LIBOR-IO	5.25	25,563,534.94	6.860	81	2.276	5.612	1.622	5.612
10/1 LIBOR	0.09	419,860.50	6.628	118	2.250	5.000	2.000	5.000
10/1 LIBOR-IO	3.32	16,189,083.60	6.743	117	2.311	5.029	1.907	5.029
10/6 LIBOR	1.20	5,837,345.65	6.637	118	2.324	5.834	1.834	5.834
10/6 LIBOR-IO	9.20	44,821,371.26	6.967	117	2.265	5.892	1.938	5.938
Total:	100.00	487,015,201.22	7.206	62	2.690	5.064	1.603	5.600

Prepayment Penalty Information of the Mortgage Loans *

	1 - 12	13 - 24	25 - 36	49 - 60	With	No
Product	Months	Months	Months	Months	Penalty	Penalty
SHORT ARM **	0.34% / 5	0.45% / 14	0.06% / 30	0% / 0	0.85% / 12	0.26%
2 YEAR ARM	4.11% / 6	3.83% / 21	0.31% / 30	0% / 0	8.25% / 14	0.32%
3 YEAR ARM	0.99% / 6	0.22% / 22	1.95% / 32	0% / 0	3.16% / 23	5.64%
5 YEAR ARM	10.34% / 6	5.13% / 22	25.61% / 34	1.24% / 57	42.32% / 26	14.90%
7 YEAR ARM	0.90% / 4	0.09% / 22	1.71% / 33	0.07% / 58	2.76% / 24	7.71%
10 YEAR ARM	3.34% / 4	0.10% / 21	5.35% / 33	0.55% / 55	9.35% / 24	4.47%
Total:	20.01% / 5	9.82% / 21	35.00% / 33	1.86% / 57	66.69% / 24	33.31%

* Table includes percentage of loans in the deal and the non-zero weighted average remaining prepayment penalty term.
** SHORT ARM includes 1 month, 6 month, and 1 year adjustable rate mortgage loans.

Current Rates of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
5.251 - 5.500	0.16	2	761,680.04	5.500	755	380,840.02	80.00	83.69	36.87	36.87
5.501 - 5.750	0.53	6	2,579,383.61	5.686	706	429,897.27	72.79	83.83	0.00	28.37
5.751 - 6.000	1.79	22	8,696,155.47	5.942	728	395,279.79	64.17	66.41	43.85	31.78
6.001 - 6.250	3.03	41	14,778,473.04	6.227	711	360,450.56	73.17	84.32	35.64	12.62
6.251 - 6.500	8.87	120	43,195,162.34	6.454	717	359,959.69	69.02	77.18	35.17	11.93
6.501 - 6.750	13.58	190	66,128,787.42	6.698	718	348,046.25	72.78	84.04	29.94	11.13
6.751 - 7.000	18.64	272	90,781,718.25	6.914	704	333,756.32	73.32	84.47	39.00	12.92
7.001 - 7.250	14.93	198	72,721,234.01	7.193	709	367,278.96	75.25	88.34	39.23	16.29
7.251 - 7.500	11.59	189	56,441,161.10	7.446	699	298,630.48	75.90	89.73	37.53	28.91
7.501 - 7.750	8.82	132	42,973,375.25	7.699	688	325,555.87	76.06	90.63	57.38	28.27
7.751 - 8.000	9.08	152	44,225,517.95	7.922	696	290,957.35	78.31	91.77	54.67	46.15
8.001 - 8.250	2.97	58	14,453,603.36	8.187	684	249,200.06	79.40	94.02	64.90	44.80
8.251 - 8.500	3.28	59	15,980,977.18	8.449	693	270,864.02	79.07	96.12	60.57	46.86
8.501 - 8.750	0.73	18	3,537,649.99	8.689	682	196,536.11	80.94	93.80	42.35	32.67
8.751 - 9.000	1.42	19	6,910,701.75	8.946	687	363,721.14	79.48	95.18	41.08	57.28
9.001 - 9.250	0.27	6	1,323,633.09	9.210	649	220,605.52	78.66	89.78	100.00	24.60
9.251 - 9.500	0.10	3	489,334.40	9.500	688	163,111.47	86.21	94.73	32.53	100.00
9.501 - 9.750	0.21	7	1,036,652.97	9.688	667	148,093.28	81.69	94.16	100.00	100.00
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 5.500
Maximum: 9.750
Weighted Average: 7.206

Current Net Mortgage Rates of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
5.001 - 5.250	0.16	2	761,680.04	5.500	755	380,840.02	80.00	83.69	36.87	36.87
5.251 - 5.500	0.57	7	2,780,783.61	5.700	712	397,254.80	72.23	82.46	7.24	26.31
5.501 - 5.750	1.90	23	9,247,428.59	5.959	727	402,062.11	65.44	68.54	40.90	29.89
5.751 - 6.000	3.33	46	16,237,220.06	6.252	711	352,983.04	73.00	84.69	33.61	13.09
6.001 - 6.250	9.08	124	44,233,853.94	6.470	718	356,724.63	69.13	76.85	37.42	11.06
6.251 - 6.500	13.66	192	66,506,663.38	6.717	717	346,388.87	72.28	83.41	31.07	11.90
6.501 - 6.750	18.41	266	89,640,435.42	6.921	704	336,994.12	73.71	84.82	37.73	13.57
6.751 - 7.000	14.91	200	72,592,931.86	7.201	710	362,964.66	75.49	88.76	38.59	17.33
7.001 - 7.250	11.68	190	56,864,096.60	7.467	699	299,284.72	76.15	89.74	39.15	29.75
7.251 - 7.500	8.81	133	42,896,187.44	7.711	688	322,527.73	76.18	90.67	57.50	28.66
7.501 - 7.750	8.83	150	42,993,751.88	7.929	695	286,625.01	78.09	91.98	54.81	45.16
7.751 - 8.000	2.98	58	14,511,589.29	8.218	682	250,199.82	79.75	93.99	67.39	43.45
8.001 - 8.250	3.20	57	15,588,331.57	8.463	692	273,479.50	78.49	96.22	58.01	46.98
8.251 - 8.500	0.59	14	2,880,878.99	8.698	673	205,777.07	79.60	94.00	38.51	17.33
8.501 - 8.750	1.42	19	6,910,701.75	8.946	687	363,721.14	79.48	95.18	41.08	57.28
8.751 - 9.000	0.24	5	1,169,828.09	9.221	638	233,965.62	76.51	89.09	100.00	14.69
9.001 - 9.250	0.07	2	337,334.67	9.500	663	168,667.34	80.00	92.36	47.19	100.00
9.251 - 9.500	0.18	6	861,504.04	9.701	669	143,584.01	80.00	95.00	100.00	100.00
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 5.120
Maximum: 9.495
Weighted Average: 6.938

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Principal Balances of the Mortgage Loans at Origination

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
25,000.01 - 50,000.00	0.03	3	148,361.26	6.994	669	49,453.75	44.20	44.20	67.24	32.76
50,000.01 - 75,000.00	0.27	21	1,322,288.59	7.834	696	62,966.12	72.27	84.59	66.61	66.47
75,000.01 - 100,000.00	1.09	58	5,326,742.57	7.649	709	91,840.39	73.40	88.31	50.84	68.84
100,000.01 - 125,000.00	1.76	76	8,578,101.59	7.494	707	112,869.76	75.88	90.27	49.02	59.01
125,000.01 - 150,000.00	2.67	94	13,011,357.98	7.485	697	138,418.70	73.75	84.52	50.77	58.06
150,000.01 - 175,000.00	3.68	110	17,905,345.31	7.411	705	162,775.87	75.49	88.58	45.13	42.32
175,000.01 - 200,000.00	4.42	115	21,523,207.34	7.369	700	187,158.32	78.16	89.76	43.55	32.61
200,000.01 - 225,000.00	3.82	88	18,624,737.95	7.129	700	211,644.75	76.75	90.47	34.01	18.25
225,000.01 - 250,000.00	5.75	118	28,018,537.27	7.278	705	237,445.23	76.17	87.76	44.16	33.13
250,000.01 - 275,000.00	4.04	75	19,682,370.03	7.196	696	262,431.60	76.20	89.49	37.46	19.93
275,000.01 - 350,000.00	15.81	249	77,012,104.50	7.246	695	309,285.56	76.39	88.66	41.64	25.51
350,000.01 - 450,000.00	15.37	189	74,865,454.77	7.041	705	396,113.52	76.26	88.50	34.82	13.13
450,000.01 - 550,000.00	13.05	128	63,563,851.38	7.117	706	496,592.59	76.16	89.05	49.01	19.05
550,000.01 - 650,000.00	9.23	74	44,958,143.50	7.213	713	607,542.48	73.96	86.13	45.94	16.10
650,000.01 - 750,000.00	2.79	19	13,577,594.75	7.003	724	714,610.25	74.66	86.69	30.84	10.68
750,000.01 - 850,000.00	2.96	18	14,398,532.51	7.059	707	799,918.47	67.10	76.14	49.56	22.08
850,000.01 - 950,000.00	2.59	14	12,613,589.60	7.646	715	900,970.69	72.38	85.15	42.59	7.49
950,000.01 - 1,100,000.00	5.70	28	27,778,360.84	7.198	699	992,084.32	68.74	83.48	32.02	17.85
1,100,000.01 - 1,250,000.00	0.93	4	4,514,500.00	7.286	694	1,128,625.00	66.74	66.74	75.08	50.61
1,250,000.01 - 1,500,000.00	2.65	9	12,892,788.36	6.985	741	1,432,532.04	63.52	71.68	42.50	11.52
1,750,000.01 - 2,000,000.00	1.17	3	5,699,231.12	7.299	682	1,899,743.71	64.47	75.95	31.26	0.00
Greater than or equal to 2,000,000.01	0.21	1	1,000,000.00	6.500	700	1,000,000.00	54.76	54.76	0.00	0.00
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 48,600.00
Maximum: 2,300,000.00
Average: 327,261.94

Cut-off Date Principal Balances of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
25,000.01 - 50,000.00	0.03	3	148,361.26	6.994	669	49,453.75	44.20	44.20	67.24	32.76
50,000.01 - 75,000.00	0.27	21	1,322,288.59	7.834	696	62,966.12	72.27	84.59	66.61	66.47
75,000.01 - 100,000.00	1.09	58	5,326,742.57	7.649	709	91,840.39	73.40	88.31	50.84	68.84
100,000.01 - 125,000.00	1.76	76	8,578,101.59	7.494	707	112,869.76	75.88	90.27	49.02	59.01
125,000.01 - 150,000.00	2.70	95	13,137,347.61	7.480	697	138,287.87	73.77	84.43	50.29	58.47
150,000.01 - 175,000.00	3.72	111	18,128,514.11	7.412	706	163,319.95	75.58	88.75	45.53	43.03
175,000.01 - 200,000.00	4.35	113	21,174,048.91	7.369	699	187,380.96	78.13	89.71	43.45	31.50
200,000.01 - 225,000.00	3.91	90	19,036,487.95	7.136	700	211,516.53	76.82	90.68	34.36	17.86
225,000.01 - 250,000.00	5.81	119	28,290,199.79	7.274	706	237,732.77	76.32	87.67	44.54	33.70
250,000.01 - 275,000.00	3.99	74	19,432,415.85	7.204	695	262,600.21	76.15	89.61	37.94	18.90
275,000.01 - 350,000.00	15.77	248	76,785,646.16	7.245	695	309,619.54	76.34	88.65	41.47	25.58
350,000.01 - 450,000.00	15.37	189	74,865,454.77	7.041	705	396,113.52	76.26	88.50	34.82	13.13
450,000.01 - 550,000.00	13.01	127	63,356,851.38	7.116	706	498,872.85	76.15	89.01	48.84	19.12
550,000.01 - 650,000.00	9.23	74	44,958,143.50	7.213	713	607,542.48	73.96	86.13	45.94	16.10
650,000.01 - 750,000.00	2.79	19	13,577,594.75	7.003	724	714,610.25	74.66	86.69	30.84	10.68
750,000.01 - 850,000.00	2.96	18	14,398,532.51	7.059	707	799,918.47	67.10	76.14	49.56	22.08
850,000.01 - 950,000.00	2.59	14	12,613,589.60	7.646	715	900,970.69	72.38	85.15	42.59	7.49
950,000.01 - 1,100,000.00	5.91	29	28,778,360.84	7.174	699	992,357.27	68.25	82.48	30.91	17.23
1,100,000.01 - 1,250,000.00	0.93	4	4,514,500.00	7.286	694	1,128,625.00	66.74	66.74	75.08	50.61
1,250,000.01 - 1,500,000.00	2.65	9	12,892,788.36	6.985	741	1,432,532.04	63.52	71.68	42.50	11.52
1,750,000.01 - 2,000,000.00	1.17	3	5,699,231.12	7.299	682	1,899,743.71	64.47	75.95	31.26	0.00
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 48,600.00
Maximum: 2,000,000.00
Average: 325,980.72

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Original Terms of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
360	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 360
Maximum: 360
Weighted Average: 360

Stated Remaining Terms of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
Greater than or equal to 340	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 345
Maximum: 360
Weighted Average: 357

Months Since Origination of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
0	2.41	28	11,744,800.00	7.208	697	419,457.14	73.45	89.11	47.14	7.73
1	12.68	196	61,735,821.93	7.143	701	314,978.68	76.90	89.28	41.18	12.49
2	48.82	704	237,749,740.25	7.161	709	337,712.70	74.16	86.51	36.74	18.76
3	18.18	261	88,563,220.29	7.162	710	339,322.68	73.01	84.69	42.32	19.70
4 - 6	11.33	201	55,166,374.69	7.445	682	274,459.58	74.85	87.60	59.94	43.61
7 - 9	4.66	78	22,706,529.16	7.614	700	291,109.35	78.08	87.40	50.75	61.76
10 - 12	1.27	18	6,192,884.93	6.719	701	344,049.16	74.28	86.14	47.10	42.22
Greater than or equal to 13	0.65	8	3,155,829.97	6.889	677	394,478.75	73.93	87.10	29.42	5.91
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 0
Maximum: 15
Weighted Average: 3

Original Interest Only Term of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
0	10.68	178	52,023,357.75	7.118	703	292,266.05	72.22	81.29	47.79	21.12
24	0.20	2	971,800.00	7.250	683	485,900.00	80.00	85.24	65.03	65.03
36	0.79	18	3,866,765.30	7.014	696	214,820.29	75.74	83.26	36.10	24.72
60	11.55	202	56,271,097.28	7.372	695	278,569.79	75.66	90.49	48.27	23.23
84	0.66	9	3,233,055.69	7.017	687	359,228.41	74.52	78.97	47.26	49.49
120	76.11	1085	370,649,125.20	7.197	706	341,612.10	74.67	87.07	40.10	22.74
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Non-zero Minimum: 24
Maximum: 120
Non-zero Weighted Average: 111

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Prepay Penalty Original Term of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
0	32.73	489	159,379,392.34	7.128	712	325,929.23	73.52	83.56	43.81	18.61
6	12.38	140	60,272,911.88	7.228	710	430,520.80	73.39	86.50	35.53	15.49
7	1.43	18	6,973,117.45	7.222	724	387,395.41	71.36	84.73	37.74	25.70
12	6.41	91	31,213,984.02	7.522	691	343,010.81	73.56	89.21	59.65	52.47
24	10.02	171	48,788,454.68	7.480	684	285,312.60	74.36	89.11	52.29	27.94
36	35.18	561	171,337,098.02	7.149	703	305,413.72	76.21	88.80	37.84	22.20
60	1.86	24	9,050,242.83	6.926	703	377,093.45	75.71	86.69	15.37	29.90
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Non-zero Minimum: 6
Maximum: 60
Non-zero Weighted Average: 26
Non-zero Weighted Average (Remaining Prepay Penalty Term): 24

Credit Scores of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
Not Available	0.55	8	2,699,893.69	7.651	N/A	337,486.71	66.19	78.52	68.76	0.00
581 - 600	0.04	1	184,490.12	7.990	598	184,490.12	65.00	80.00	100.00	0.00
601 - 620	0.90	21	4,401,976.18	7.492	617	209,617.91	70.74	80.76	79.32	10.62
621 - 640	6.42	106	31,261,592.58	7.473	631	294,920.68	75.09	86.50	42.48	9.82
641 - 660	11.37	182	55,351,653.14	7.423	651	304,129.96	75.82	88.03	43.62	20.70
661 - 680	13.91	210	67,760,274.79	7.322	670	322,667.98	75.22	90.20	44.47	21.22
681 - 700	19.02	258	92,631,244.22	7.163	690	359,035.83	73.68	86.13	38.40	20.23
701 - 720	12.41	185	60,432,735.09	7.123	711	326,663.43	74.77	86.87	37.92	25.14
721 - 740	10.90	158	53,078,981.90	7.173	730	335,942.92	76.32	88.57	43.48	27.92
741 - 760	9.84	157	47,935,056.01	7.118	750	305,318.83	74.19	85.25	43.62	31.49
761 - 780	7.88	122	38,354,584.42	7.085	771	314,381.84	74.24	85.25	40.83	30.29
781 - 800	5.23	64	25,472,074.92	6.842	788	398,001.17	72.62	83.74	36.77	19.52
Greater than or equal to 801	1.53	22	7,450,644.16	6.936	806	338,665.64	68.92	75.47	48.86	23.28
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Non-zero Minimum: 598
Maximum: 816
Non-zero Weighted Average: 704

Original Loan-to-Value Ratios of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
Less than or equal to 50.00	3.25	53	15,825,994.62	6.728	726	298,603.67	42.52	44.05	80.48	15.10
50.01 - 55.00	2.63	24	12,819,261.54	6.717	716	534,135.90	52.71	59.21	31.09	18.21
55.01 - 60.00	4.43	55	21,572,108.87	6.810	712	392,220.16	58.15	64.45	72.06	25.60
60.01 - 65.00	7.72	80	37,617,147.11	6.986	692	470,214.34	64.16	73.76	59.72	27.53
65.01 - 70.00	9.29	157	45,227,535.55	7.168	703	288,073.47	69.15	80.33	45.67	43.04
70.01 - 75.00	9.41	108	45,830,591.56	7.273	704	424,357.33	74.15	85.71	39.36	26.08
75.01 - 80.00	60.46	946	294,453,025.85	7.283	704	311,261.13	79.82	94.45	34.47	18.05
80.01 - 85.00	0.18	3	875,781.00	8.018	730	291,927.00	85.00	85.00	100.00	100.00
85.01 - 90.00	1.48	38	7,214,751.98	7.609	689	189,861.89	89.94	89.94	69.64	51.62
90.01 - 95.00	0.88	24	4,266,716.29	7.817	717	177,779.85	94.90	94.90	68.43	30.31
95.01 - 100.00	0.27	6	1,312,286.85	7.425	702	218,714.48	99.15	99.15	36.42	35.17
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 21.28
Maximum: 100.00
Weighted Average: 74.55

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Documentation Type of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
Full	8.17	144	39,806,923.22	6.940	711	276,436.97	76.65	88.22	0.00	21.72
Alternate	0.46	10	2,229,836.74	6.966	685	222,983.67	76.27	86.00	0.00	21.89
Reduced with VOA	49.03	690	238,774,317.52	7.147	705	346,049.74	75.69	88.85	0.00	20.71
Reduced with VOI	0.41	6	1,982,069.20	6.805	684	330,344.87	81.51	97.88	0.00	7.20
Stated	6.75	87	32,877,549.73	7.128	708	377,902.87	71.59	78.88	100.00	31.06
No Ratio	23.10	365	112,486,068.21	7.416	703	308,181.01	75.89	89.11	100.00	23.20
No Doc	12.09	192	58,858,436.60	7.288	701	306,554.36	67.24	76.84	100.00	28.03
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Loan Purpose of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
Purchase	67.08	1062	326,680,227.85	7.292	708	307,608.50	77.49	92.53	43.19	23.78
Rate Term Refinance	7.06	87	34,360,755.80	6.842	708	394,951.22	69.29	75.19	30.80	25.79
Cashout Refinance	25.87	345	125,974,217.57	7.082	694	365,142.66	68.35	74.94	41.72	19.84
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Occupancy Status of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
Owner Occupied	69.01	930	336,096,095.51	7.086	700	361,393.65	74.89	88.19	38.68	0.00
Second Home	8.09	115	39,379,548.29	7.338	721	342,430.85	72.98	83.82	54.35	0.00
Investor	22.90	449	111,539,557.42	7.522	712	248,417.72	74.06	83.47	47.34	100.00
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Property Type of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
PUD	22.00	343	107,151,910.36	7.219	697	312,396.24	75.76	89.29	46.73	16.71
Single Family	56.99	797	277,563,249.24	7.165	705	348,260.04	74.20	86.02	39.00	18.45
Condo (Low Rise)	9.71	202	47,298,434.70	7.348	707	234,150.67	76.53	89.59	39.95	29.18
Condo (High Rise)	1.38	22	6,716,111.83	7.292	732	305,277.81	70.71	74.76	52.18	55.38
2-Family	4.44	65	21,637,712.77	7.266	707	332,887.89	75.72	89.06	51.40	45.95
3-Family	2.62	33	12,747,910.08	7.169	713	386,300.31	69.85	81.63	56.78	54.80
4-Family	2.41	29	11,739,122.24	7.406	709	404,797.32	72.31	83.75	31.35	62.11
Cooperative	0.44	3	2,160,750.00	6.915	754	720,250.00	54.76	54.76	68.26	31.74
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Geographic Distribution of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
California	42.88	501	208,834,110.13	7.096	702	416,834.55	74.22	87.38	34.35	16.07
Florida	10.51	202	51,167,510.08	7.394	709	253,304.51	75.14	84.74	55.80	27.71
Nevada	9.54	174	46,441,864.77	7.358	699	266,907.27	76.96	91.27	40.73	24.12
New York	5.05	42	24,608,192.98	7.098	714	585,909.36	71.22	80.57	47.77	31.97
Maryland	4.51	76	21,963,517.20	7.563	679	288,993.65	77.79	93.03	62.72	15.51
Virginia	3.59	62	17,488,945.46	7.525	689	282,079.77	79.41	93.99	46.02	20.58
Arizona	3.31	57	16,124,418.94	7.241	708	282,884.54	75.24	87.97	44.17	28.44
New Jersey	3.18	46	15,470,698.43	7.114	711	336,319.53	72.76	78.57	35.60	32.97
South Carolina	2.19	32	10,689,938.00	6.871	733	334,060.56	63.07	67.04	59.68	21.07
Texas	1.64	40	7,979,513.12	7.125	730	199,487.83	76.38	93.31	45.05	33.21
Other	13.60	262	66,246,492.11	7.215	711	252,849.21	74.18	85.50	43.53	34.93
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Months to Next Rate Adjustment Date of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
1	0.46	5	2,223,692.38	7.272	697	444,738.48	71.80	95.78	51.75	48.25
2	0.26	5	1,269,721.65	6.502	677	253,944.33	79.37	92.87	39.41	51.32
3	0.11	3	523,670.32	7.346	650	174,556.77	68.79	81.71	19.09	16.02
4 - 6	0.29	5	1,419,061.60	8.131	637	283,812.32	73.93	86.09	67.25	83.37
13 - 24	8.33	121	40,573,990.05	7.430	681	335,322.23	70.78	86.30	65.00	34.02
25 - 36	8.96	157	43,651,684.13	7.097	717	278,036.20	75.21	83.99	53.55	30.99
37 - 60	57.30	924	279,067,691.47	7.326	698	302,021.31	76.62	90.49	38.04	22.10
61 - 84	10.48	129	51,018,028.61	6.877	726	395,488.59	71.20	78.82	38.66	24.72
85 - 120	13.81	145	67,267,661.01	6.883	721	463,914.90	70.39	79.01	38.49	10.31
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 1
Maximum: 119
Weighted Average: 62

First Periodic Rate Caps of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
0.751 - 1.000	0.30	5	1,458,773.81	7.890	652	291,754.76	70.31	88.36	21.08	100.00
1.751 - 2.000	5.65	98	27,528,165.07	7.059	720	280,899.64	75.52	82.53	46.62	27.41
2.751 - 3.000	10.41	156	50,695,560.80	7.340	687	324,971.54	71.28	86.00	62.58	37.00
4.501 - 4.750	0.21	1	1,000,000.00	6.000	708	1,000,000.00	62.50	62.50	0.00	0.00
4.751 - 5.000	37.90	581	184,598,330.61	7.204	707	317,725.18	74.24	86.38	38.68	24.12
5.001 - 5.250	0.09	2	425,700.00	7.250	665	212,850.00	77.91	98.96	0.00	20.88
5.751 - 6.000	45.44	651	221,308,670.93	7.196	705	339,951.88	75.50	87.85	39.74	17.70
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 1.000
Maximum: 6.000
Weighted Average: 5.064

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Subsequent Periodic Rate Caps of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
0.751 - 1.000	39.83	612	193,999,705.80	7.321	695	316,992.98	74.41	88.36	42.28	29.12
1.751 - 2.000	60.13	881	292,830,345.42	7.129	711	332,384.05	74.62	85.69	41.73	18.80
5.751 - 6.000	0.04	1	185,150.00	8.125	0	185,150.00	95.00	95.00	0.00	0.00
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 1.000
Maximum: 6.000
Weighted Average: 1.603

Lifetime Rate Caps of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
1.251 - 1.500	0.06	1	268,000.00	8.625	683	268,000.00	80.00	95.00	0.00	100.00
2.751 - 3.000	0.19	2	924,950.00	6.953	708	462,475.00	65.00	67.60	10.40	10.40
4.501 - 4.750	0.21	1	1,000,000.00	6.000	708	1,000,000.00	62.50	62.50	0.00	0.00
4.751 - 5.000	39.22	599	191,018,514.16	7.187	707	318,895.68	74.22	86.21	38.14	24.59
5.751 - 6.000	59.95	887	291,945,766.46	7.218	703	329,138.41	74.82	87.24	44.74	21.63
6.251 - 6.500	0.06	1	299,200.00	7.375	710	299,200.00	80.00	100.00	0.00	0.00
6.751 - 7.000	0.32	3	1,558,770.60	7.799	686	519,590.20	74.90	86.26	41.49	68.69
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 1.370
Maximum: 7.000
Weighted Average: 5.600

Gross Margin of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
0.751 - 1.000	0.16	4	760,490.34	6.969	656	190,122.59	70.75	84.34	0.00	0.00
2.001 - 2.250	53.30	742	259,578,409.93	7.075	716	349,836.13	73.16	84.15	39.05	19.81
2.251 - 2.500	11.53	162	56,166,657.10	6.814	699	346,707.76	74.92	87.24	28.53	13.12
2.501 - 2.750	5.63	98	27,414,022.16	7.456	698	279,734.92	77.10	93.53	39.21	31.56
2.751 - 3.000	10.44	166	50,827,701.72	7.551	683	306,190.97	73.25	86.86	60.37	37.45
3.001 - 3.250	2.30	37	11,202,697.36	7.369	688	302,775.60	73.34	85.38	25.49	42.75
3.251 - 3.500	4.77	91	23,244,119.46	7.303	704	255,429.88	79.81	91.30	64.46	35.21
3.501 - 3.750	0.98	15	4,781,861.16	7.117	688	318,790.74	74.57	82.42	39.24	23.34
3.751 - 4.000	5.69	96	27,703,796.58	7.884	684	288,581.21	79.16	95.65	58.41	19.82
4.001 - 4.250	1.52	23	7,400,462.66	7.234	698	321,759.25	77.32	91.67	18.07	1.78
4.251 - 4.500	1.21	20	5,879,133.73	7.444	688	293,956.69	80.86	92.69	32.21	23.27
4.501 - 4.750	0.42	8	2,022,821.99	8.330	676	252,852.75	78.22	85.42	60.68	71.34
4.751 - 5.000	1.43	26	6,952,105.93	7.711	668	267,388.69	78.29	96.19	50.36	21.11
5.001 - 5.250	0.19	2	902,150.51	7.875	669	451,075.26	80.00	100.00	100.00	0.00
5.251 - 5.500	0.13	1	619,999.99	8.000	682	619,999.99	80.00	85.08	0.00	0.00
5.751 - 6.000	0.10	1	488,000.00	7.000	687	488,000.00	80.00	100.00	0.00	0.00
6.251 - 6.500	0.13	1	646,770.60	8.500	624	646,770.60	67.71	80.00	100.00	100.00
6.501 - 6.750	0.09	1	424,000.00	7.650	779	424,000.00	80.00	80.00	0.00	100.00
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 1.000
Maximum: 6.650
Weighted Average: 2.690

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Minimum Mortgage Rates of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
0.751 - 1.000	0.16	4	760,490.34	6.969	656	190,122.59	70.75	84.34	0.00	0.00
1.251 - 1.500	0.03	1	151,999.73	9.500	744	151,999.73	100.00	100.00	0.00	100.00
2.001 - 2.250	52.76	733	256,945,603.88	7.068	716	350,539.71	73.15	84.12	38.78	19.85
2.251 - 2.500	11.34	159	55,249,366.36	6.806	699	347,480.29	74.83	87.20	29.32	13.22
2.501 - 2.750	5.48	96	26,682,988.88	7.439	696	277,947.80	77.02	93.49	38.44	31.53
2.751 - 3.000	10.49	166	51,080,430.99	7.557	684	307,713.44	73.31	86.95	60.11	37.27
3.001 - 3.250	2.30	37	11,202,697.36	7.369	688	302,775.60	73.34	85.38	25.49	42.75
3.251 - 3.500	4.74	91	23,106,411.46	7.300	704	253,916.61	79.81	91.22	64.84	34.83
3.501 - 3.750	0.98	15	4,781,861.16	7.117	688	318,790.74	74.57	82.42	39.24	23.34
3.751 - 4.000	5.71	97	27,814,996.58	7.880	684	286,752.54	79.13	95.63	58.58	19.74
4.001 - 4.250	1.60	24	7,799,662.66	7.234	697	324,985.94	77.46	92.09	17.15	1.69
4.251 - 4.500	1.20	20	5,848,348.68	7.389	687	292,417.43	80.35	92.65	34.46	20.79
4.501 - 4.750	0.42	8	2,022,821.99	8.330	676	252,852.75	78.22	85.42	60.68	71.34
4.751 - 5.000	1.43	26	6,952,105.93	7.711	668	267,388.69	78.29	96.19	50.36	21.11
5.001 - 5.250	0.19	2	902,150.51	7.875	669	451,075.26	80.00	100.00	100.00	0.00
5.251 - 5.500	0.14	2	686,190.73	8.036	687	343,095.37	80.00	86.04	9.65	9.65
6.251 - 6.500	0.13	1	646,770.60	8.500	624	646,770.60	67.71	80.00	100.00	100.00
6.751 - 7.000	0.38	6	1,870,333.28	7.134	679	311,722.21	79.39	92.41	0.00	18.74
7.001 - 7.250	0.04	1	209,600.00	7.250	735	209,600.00	80.00	80.00	100.00	0.00
7.501 - 7.750	0.09	1	424,000.00	7.650	779	424,000.00	80.00	80.00	0.00	100.00
7.751 - 8.000	0.19	1	941,862.10	7.990	0	941,862.10	65.00	80.00	100.00	0.00
8.001 - 8.250	0.07	1	357,708.00	8.125	655	357,708.00	80.00	90.00	0.00	100.00
8.251 - 8.500	0.12	2	576,800.00	8.393	761	288,400.00	80.00	92.79	100.00	14.70
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 1.000
Maximum: 8.500
Weighted Average: 2.731

Maximum Mortgage Rates of the Mortgage Loans

	Pct. Of						Weighted	Weighted
	Pool By	Number		Weighted	Non-zero		Avg.	Avg.
	Principal	of	Principal	Avg. Gross	Weighted	Avg.	Original	Combined	Pct.	Pct.
	Balance	Loans	Balance	Coupon	Avg. FICO	Balance	LTV	LTV	Lo Doc*	Investor
9.751 - 10.000	0.23	2	1,096,750.00	7.303	709	548,375.00	68.67	72.33	0.00	24.44
10.251 - 10.500	0.10	1	480,854.35	5.500	785	480,854.35	80.00	80.00	0.00	0.00
10.501 - 10.750	0.54	4	2,627,833.61	5.866	704	656,958.40	70.90	81.57	3.66	3.66
10.751 - 11.000	0.74	8	3,617,510.00	5.923	723	452,188.75	67.97	71.96	29.06	42.84
11.001 - 11.250	1.71	24	8,341,177.79	6.228	703	347,549.07	72.02	82.74	28.39	7.63
11.251 - 11.500	3.94	54	19,204,688.70	6.450	721	355,642.38	66.63	72.52	41.99	14.24
11.501 - 11.750	5.62	76	27,371,691.44	6.664	722	360,153.83	71.91	82.57	34.93	12.20
11.751 - 12.000	8.27	121	40,294,913.06	6.813	709	333,015.81	72.54	81.97	40.13	17.67
12.001 - 12.250	5.90	88	28,757,294.19	6.987	710	326,787.43	73.76	85.91	40.43	25.16
12.251 - 12.500	9.63	152	46,918,241.62	6.927	709	308,672.64	73.73	85.72	33.14	20.89
12.501 - 12.750	10.84	162	52,788,598.39	6.942	707	325,855.55	74.48	86.86	31.14	15.19
12.751 - 13.000	14.53	222	70,777,948.78	7.160	702	318,819.59	74.35	86.85	40.79	18.36
13.001 - 13.250	11.50	149	56,018,488.04	7.287	709	375,963.01	76.26	90.04	41.46	15.90
13.251 - 13.500	8.61	133	41,941,100.34	7.651	696	315,346.62	75.90	90.40	39.49	32.21
13.501 - 13.750	6.43	93	31,308,573.84	7.749	690	336,651.33	75.18	89.84	59.20	27.76
13.751 - 14.000	6.39	103	31,114,709.21	8.050	697	302,084.56	78.55	91.53	59.49	49.57
14.001 - 14.250	1.85	37	9,004,350.39	8.213	673	243,360.82	80.02	93.39	68.04	37.86
14.251 - 14.500	1.45	29	7,040,124.78	8.462	695	242,762.92	81.89	97.59	78.27	38.35
14.501 - 14.750	0.49	13	2,403,298.99	8.592	688	184,869.15	83.36	90.82	65.74	51.43
14.751 - 15.000	0.61	9	2,980,262.37	8.950	666	331,140.26	78.89	96.64	54.77	59.60
15.001 - 15.250	0.24	5	1,155,633.09	9.204	653	231,126.62	78.47	88.29	100.00	28.18
15.251 - 15.500	0.20	3	984,105.27	8.843	637	328,035.09	71.92	84.24	81.90	100.00
15.501 - 15.750	0.16	6	787,052.97	9.669	674	131,175.50	82.23	93.89	100.00	100.00
Total:	100.00	1494	487,015,201.22	7.206	704	325,980.72	74.55	86.76	41.93	22.90

Minimum: 9.875
Maximum: 15.750
Weighted Average: 12.806

* Lo Doc includes Stated/Stated, No Ratio, and No Doc documentation mortgage loans.

Contacts
ARMS DESK
Contact	Phone	Fax	Email
Brett Marvin	212-667-1888	646-587-1888	bmarvin@us.nomura.com
Managing Director

Brian Murphy	212-667-1888	646-587-8960	brmurphy@us.nomura.com
Director

STRUCTURING
Contact	Phone	Fax	Email
Brian Lin	212-667-1888	646-587-9118	brianlin@us.nomura.com
Director

Tei Onaka	212-667-1888	646-587-9899	tonaka@us.nomura.com
Associate Vice President

COLLATERAL
Contact	Phone	Fax	Email
Su Kim	212-667-1888	646-587-8618	skim@us.nomura.com
Assistant Vice President

TRANSACTION MANAGEMENT
Contact	Phone	Fax	Email
John Graham	212-667-2376	646-587-9592	jgraham@us.nomura.com
Managing Director

Timothy P.F. Crowley	212-667-2253	646-587-8942	tcrowley@us.nomura.com
Vice President

Kara Stairiker	212-667-9701	646-587-9701	kstairiker@us.nomura.com